SECUREDESIGNS® VARIABLE ANNUITY

May 1, 2021

Individual Flexible Purchase Payment
Deferred Variable Annuity Contract

Summary Prospectus for New Investors
Issued By: Security Benefit Life Insurance Company One Security Benefit Place Topeka, Kansas 66636-0001 1-800-888-2461	Mailing Address: Security Benefit Life Insurance Company P.O. Box 750497 Topeka, Kansas 66675-0497 www.securitybenefit.com

This Summary Prospectus describes the SecureDesigns Variable Annuity—a flexible purchase payment deferred variable annuity contract (the “Contract”) offered by Security Benefit Life Insurance Company (the “Company”). The Contract is available for individuals as a non‑tax-qualified contract. The Contract is also available for individuals in connection with a retirement plan qualified under Section 402A, 403(b), 408, or 408A of the Internal Revenue Code. The Contract is designed to give you flexibility in planning for retirement and other financial goals. This Summary Prospectus is used with prospective purchasers. This Initial Summary Prospectus will first be used as of April 30, 2021.
You may allocate your Purchase Payments and Contract Value to one or more of the Subaccounts that comprise a separate account of the Company, called the SBL Variable Annuity Account XIV (the “Separate Account”), or to the Fixed Account (if it is available under your Contract). Each Subaccount invests in a corresponding mutual fund (each, an “Underlying Fund”). This Summary Prospectus summarizes key features of the Contract. Before you invest, you should also review the prospectus for the Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at [                        ]. You can also obtain this information at no cost by calling 1‑800‑888‑2461 or by sending an email request to [                           ].
You may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional general information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

V6917	Protected by U.S. Patent No. 7,251,623 B1.	32-69179-00 2021/05/01

Special Terms

Accumulation Unit	A unit of measure used to calculate Contract Value
Administrative Office	Security Benefit Life Insurance Company, P.O. Box 750497, Topeka, Kansas 66675‑0497
Annuitant	The person that you designate on whose life annuity payments may be determined. If you designate Joint Annuitants, “Annuitant” means both Annuitants unless otherwise stated
Annuity (“annuity”)	A series of periodic income payments made by the Company to an Annuitant, Joint Annuitant, or Designated Beneficiary during the period specified in the Annuity Option
Annuity Options	Options under the Contract that prescribe the provisions under which a series of annuity payments are made
Annuity Period	The period beginning on the Annuity Start Date during which annuity payments are made
Annuity Start Date	The date when annuity payments begin
Automatic Investment Program	A program pursuant to which Purchase Payments are automatically paid from your bank account on a specified day of each month or a salary reduction agreement
Company	Security Benefit Life Insurance Company. The Company is also identified herein as “we,” “our,” or “us”
Contract	The flexible premium deferred variable annuity contract described in this Summary Prospectus
Contract Date
The date the Contract begins as shown in your Contract. Annual Contract Anniversaries are measured from the Contract Date. The Contract Date is usually the date that your initial Purchase Payment is credited to the Contract

Contract Debt	The unpaid loan balance including accrued loan interest
Contract Value	The total value of your Contract which includes amounts allocated to the Subaccounts and the Fixed Account as well as any amount set aside in the Loan Account to secure loans as of any Valuation Date
Contract Year	Each twelve-month period measured from the Contract Date
Credit Enhancement	An amount added to Contract Value under the Extra Credit Rider
Designated Beneficiary	The person having the right to the death benefit, if any, payable upon the death of the Owner or the Joint Owner prior to the Annuity Start Date
Fixed Account
An account that is part of the Company’s General Account to which you may allocate all or a portion of your Contract Value to be held for accumulation at fixed rates of interest (which may not be less than the Guaranteed Rate) declared periodically by the Company. The Fixed Account is not available in all states and is not available if you have purchased the Extra Credit Rider at 4% the 0-Year or 4-Year Alternate Withdrawal Charge Rider, or the Guaranteed Lifetime Withdrawal Benefit Rider. See the “Fixed Account”

General Account	All assets of the Company other than those allocated to the Separate Account or to any other separate account of the Company
Guaranteed Rate
The minimum interest rate earned on Contract Value allocated to the Fixed Account, which accrues daily and ranges from an annual effective rate of 1% to 3% based upon the state in which the Contract is issued and the requirements of that state

Internal Revenue Code or the Code	The Internal Revenue Code of 1986, as amended
Owner	The person entitled to the ownership rights under the Contract and in whose name the Contract is issued
Purchase Payment	An amount initially paid to the Company as consideration for the Contract and any subsequent amounts paid to the Company under the Contract
Separate Account	The SBL Variable Annuity Account XIV, a separate account of the Company that consists of accounts, referred to as Subaccounts, each of which invests in a corresponding Underlying Fund
Subaccount	A division of the Separate Account which invests in a corresponding Underlying Fund
Underlying Fund	A mutual fund or series thereof that serves as an investment vehicle for its corresponding Subaccount
Valuation Date
Each date on which the Separate Account is valued, which currently includes each day that the New York Stock Exchange is open for trading. Each Valuation Date closes at the end of regular trading on the New York Stock Exchange (normally, 3:00 p.m. Central time). The New York Stock Exchange is scheduled to be closed on weekends and on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day

Valuation Period
A period used in measuring the investment experience of each Subaccount of the Separate Account. The Valuation Period begins at the close of one Valuation Date and ends at the close of the next Valuation Date

Withdrawal Value
The amount you will receive upon full withdrawal of the Contract. It is equal to Contract Value less any Contract Debt, any applicable withdrawal charges, any pro rata account administration charge and any uncollected premium taxes. If the Extra Credit Rider is in effect, Contract Value will also be reduced by any Credit Enhancements that have not yet vested. The Withdrawal Value during the Annuity Period under Annuity Option 7 is the present value of future annuity payments commuted at the assumed interest rate, less any applicable withdrawal charges and any uncollected premium taxes

Important Information You Should Consider About the Contract

	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals
If you withdraw money from your Contract within 7 years following your last Purchase Payment, you may be assessed a surrender charge of up to 7% (as a percentage of Purchase Payments, including any Bonus Credits paid), declining to 0% over that time period.
For example, if you were to withdraw $100,000 during a surrender charge period, you could be assessed a charge of up to $7,000.
Fee Table and Examples Charges and Deductions – Contingent Deferred Sales Charge
Transaction Charges	Other than surrender charges (if any), there are no charges for other contract transactions (e.g., transferring money between investment options).			Not Applicable
Ongoing Fees and Expenses (annual charges)
The table below describes the current fees and expenses of the Contract that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

Fee Table and Examples

Charges and Deductions –

Mortality and Expense Risk Charge

Administration Charge

Account Administrative Charge

Optional Rider Charges

Appendix A – Underlying Funds Available Under the Contract

	Annual Fee	Minimum	Maximum
	Base contract[1]	0.76%[1]	1.01%[1]
	Investment options[2] (Underlying Fund fees and expenses)	0.61%[2]	3.52%[2]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.05%[3]	0.70%[3]
1 As a percentage of Contract Value. This amount includes the Account Administrative Charge.
2 As a percentage of Underlying Fund net assets.
3 As a percentage of Contract Value on the issue date of the optional benefit selected, and depending on the optional benefit selected.
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	Lowest Annual Cost: $1,253.87	Highest Annual Cost: $3,996.54
Assumes:
• Investment of $100,000
• 5% annual appreciation
•   Least expensive combination of Base Contract charge and Underlying Fund fees and expenses
• No optional benefits
• No surrender charges
• No additional Purchase Payments, transfers or withdrawals

Assumes:
• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of Base Contract charge, optional benefits, and Underlying Fund fees and expenses
• No surrender charges
• No additional Purchase Payments, transfers or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	You can lose money by investing in this Contract, including loss of principal.	Principal Risks
Not a Short-Term Investment
• This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.
• Surrender charges may apply to withdrawals. If you take a withdrawal, a surrender charge may reduce the value of your Contract or the amount of money that you actually receive. Withdrawals may also reduce or terminate Contract guarantees.
• The benefits of tax deferral, long-term income, and living benefit guarantees mean the Contract is generally more beneficial to investors with a long time horizon.

Risks Associated with Investment Options
• An investment in this Contract is subject to the risk of poor investment performance. Performance can vary depending on the performance of the investment options that you choose under the Contract.
• Each investment option (including the Fixed Account option, if available) has its own unique risks.
• You should review the investment options before making an investment decision.

Insurance Company Risks
An investment in the Contract is subject to the risks related to us, Security Benefit Life Insurance Company. Any obligations (including under the Fixed Account option), guarantees or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Security Benefit Life Insurance Company, including our financial strength ratings, is available upon request by calling 1-800-888-2461 or visiting www.securitybenefit.com.

	RESTRICTIONS	Location in Prospectus
Investments
• Certain investment options may not be available under your Contract.
• We reserve the right to limit transfers in circumstances of frequent or large transfers.
• Certain Subaccounts prohibit you from transferring out and back within a specified period of calendar days.
• We reserve the right to limit your transfers to 14 in a Contract Year, to suspend transfers and to limit the transfer amounts.
• There are certain restrictions on transfers between the Fixed Account and Subaccounts.
• We reserve the rights to add, remove or substitute the Underlying Funds available as investment options under the Contract.
General Information The Contract – Transfers of Contract Value The Fixed Account – Transfers and Withdrawals from the Fixed Account Other Information – Changes to Investments
Optional Benefits
• Optional benefits are only available at Contract issue. You cannot change or cancel the benefits that you select after they are issued.
• Certain optional benefits are not available in every state and are subject to age restrictions. The 6% and 7% Guaranteed Growth Death Benefit is not available to Texas residents.
•   Certain optional benefits previously offered with the Contract are no longer available for purchase. We reserve the right to stop offering for purchase any currently available optional benefit at any time.
• Optional benefits may further limit or restrict the investment options that you may select under the Contract. We may change these restrictions in the future.
• Withdrawals may reduce the value of an optional benefit by an amount greater than the value withdrawn or result in termination of the benefit.
The Contract – Optional Riders The Contract – Riders Previously Available for Purchase

	TAXES	Location in Prospectus
Tax Implications
• Consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.
• If you purchased the Contract through a tax-qualified plan or IRA, you do not get any additional tax benefit under the Contract.
• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.
Summary – Federal Tax Considerations
	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation
Your investment professional may receive compensation for selling this Contract to you, in the form of commissions, additional payments, and non-cash compensation. We may share the revenue we earn on this Contract with your investment professional’s firm. This conflict of interest may influence your investment professional to recommend this Contract over another investment for which the investment professional is not compensated or is compensated less.
Other Information – Sale of the Contract Additional Compensation Paid to Selected Selling Broker-Dealers
Exchanges
Some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange a contract you already own if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
Additional Compensation Paid to Selected Selling Broker-Dealers

Overview of the Contract

Purpose of the Contract
The Contract is a variable annuity contract. It is designed for retirement planning purposes. You make investments in the Contract’s investment options during the accumulation phase. The value of your investments is used to calculate your benefits under the Contract. At the end of the accumulation phase, we use that accumulated value to calculate the payments that we make during the annuity phase. Generally speaking, the longer your accumulation phase, the greater your accumulated value may be for setting your benefits and annuity payouts. The Contract also includes a death benefit to help financially protect your Designated Beneficiary.
This Contract may be appropriate for you if you have a long investment time horizon. Because of the withdrawal charge (which is in effect for seven years from the date of each Purchase Payment) and the possibility of income tax and tax penalties on early withdrawals, the Contract should not be viewed as an investment vehicle offering low cost liquidity. Your financial goal in acquiring the Contract should focus on a long-term insurance product, offering the prospect of investment growth.
Phases of the Contract
The contract has two phases: (1) an accumulation phase (for savings) and (2) an annuity (payout) phase (for income).
Accumulation Phase. During the accumulation phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. To accumulate value during the accumulation phase, you invest your Purchase Payments and earnings in the Subaccounts that are available under the Contract, which, in turn, invest in Underlying Funds with different investment strategies, objectives, and risk/reward profiles. You may allocate all or part of your Purchase Payments and Contract Value to the Subaccounts. Amounts that you allocate to a Subaccount will increase or decrease in dollar value depending in part on the investment performance of the Underlying Fund in which such Subaccount invests. The Fixed Account option (if available under your Contract), which guarantees the principal and a minimum interest rate, may also be available for investment. If the Fixed Account is available under your Contract, you may allocate all or part of your Purchase Payments to the Fixed Account, which is part of the Company’s General Account.

A list of the Underlying Funds currently available under the Contract is provided in Appendix A: Underlying Funds Available Under the Contract and Optional Rider Investment Restrictions to this Prospectus.
Annuity (payout) Phase. The Annuity phase occurs after the Annuity Start Date and is when you or a designated payee begin receiving regular Annuity payments from your Contract. The Contract provides several Annuity Options. You should carefully review the Annuity Options with your financial or tax adviser. The payments may be fixed or variable or a combination of both. Variable payments will vary based on the performance of the Subaccounts you select. Unless you direct otherwise, proceeds derived from Contract Value allocated to the Subaccounts will be applied to purchase a variable annuity and proceeds derived from Contract Value allocated to the Fixed Account will be applied to purchase a fixed annuity.
Please note that if you annuitize, your investments will be converted to income payments and you generally will no longer be able to withdraw money at will from your Contract, except there are certain Annuity Options which permit withdrawals of Contract Value. In general, optional benefits (e.g., the Annual Stepped Up Death Benefit) terminate upon annuitization.
Contract Features
Accessing Your Money. Before your Contract is annuitized, you can withdraw money from your Contract at any time. If you take a withdrawal, you may have to pay a surrender charge and/or income taxes, including a tax penalty if you are younger than age 59½.
Tax Treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only upon: (1) making a withdrawal; (2) surrender of the Contract; (3) receiving a payment from us; or (4) payment of a death benefit.
Death Benefits. The Contract includes a standard death benefit that will pay the higher of Contract Value or total Purchase Payments (adjusted for any outstanding Contract Debt, any pro rata account administration charge, prior withdrawals and any uncollected premium tax) upon your or the Annuitant’s death. If you purchase one of the optional riders that provide an enhanced death benefit, you have the opportunity to leave your beneficiary a death benefit greater than the standard death benefit.
Loans. If you own a Contract issued in connection with a retirement plan that is qualified under Section 403(b) of the Internal Revenue Code, you may be able to borrow money under your Contract using the Contract Value as the only security for the loan.
Waiver of Withdrawal Charge Rider. For an additional charge, under certain circumstances, we will waive your Withdrawal Charges.
Extra Credit rider. For an additional cost during the first seven Contract years, the Company adds to your Contract Value an amount known as a Credit Enhancement, which is based on a percentage of any Purchase Payments made in the first Contract Year. In the past, we offered a version of this rider at no cost.
0-Year or 4-Year Alternate Withdrawal Charge. For an additional cost, this rider makes available an alternative shorter withdrawal charge schedule. The withdrawal charge varies depending on the Purchase Payment age and will apply in lieu of the Contract’s 7-year withdrawal charge.
Optional Living Benefits. Prior to February 1, 2010, we offered various optional benefits that, for additional charges, offer protection against market risk (the risk that your investments may decline in value or underperform your expectations) and may guarantee a minimum lifetime income.
Additional Services.
•	Dollar Cost Averaging. You direct us to systematically transfer Contract Value among the Subaccounts and the Fixed Account on a monthly, quarterly, semiannual, or annual basis.

•	Asset Reallocation Option. You direct us to automatically reallocate your Contract Value to return to your original percentage investment allocations on a periodic basis.

•
Systematic Withdrawals. You receive regular automatic withdrawals from your Contract either monthly or quarterly, and after the first Contract Year, annually or semi-annually, provided that each payment must amount to at least $100 (unless we consent otherwise).

Benefits Available Under the Contract

The following table summarizes information about the benefits available under the Contract.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Dollar Cost Averaging	Allows the systematic transfer of a specified dollar amount or percentage of Contract Value among Subaccounts and the Fixed Account, if available.	There is no charge for this option	• The minimum amount that may be transferred to any one Subaccount is $25.00. • The Company may discontinue, modify, or suspend the Dollar Cost Averaging Option at any time.
Asset Reallocation Option	Allows you to automatically transfer Contract Value on a monthly, quarterly, semiannual or annual basis to maintain a particular percentage allocation among the Subaccounts.	There is no charge for this option	• The Company may discontinue, modify, or suspend the availability of the Asset Reallocation Option at any time.
DCA Plus Account
Interest is credited to the portion of your initial Purchase Payment allocated to the DCA Plus Account, which is part of the Company’s Fixed Account, and amounts are systematically transferred to the Subaccounts over a period of six or 12 months from the date of Purchase Payment, per your election.
There is no charge for this option
• The rate of Current Interest credited to the DCA Plus Account will be fixed for the applicable DCA Plus Period.
• The rate of interest for the Fixed Account allocations could be higher.
• You may only allocate Purchase Payments to the DCA Plus Account. Transfers of Contract Value are not permitted.
• Not available if you have purchased the Extra Credit Rider at 3%, 4% or 5%, the 0-Year or 4-Year Alternate Withdrawal Charge Rider or the Guaranteed Lifetime Withdrawal Benefit Rider, or if the DCA Plus Period has expired.
• Not available in all states.

Optional Benefits Currently Available
Name of Benefit	Purpose	Maximum Fee (as a percentage of Contract Value)	Brief Description of Restrictions/Limitations
Annual Stepped Up Death Benefit	Provides an enhanced death benefit equal to your greatest Contract Value on any Contract Anniversary.	0.20%
• We will recapture any Credit Enhancements, if applicable, during the 12 months preceding the Owner’s date of death.
• The death benefit is no longer eligible to “step up” on any Contract Anniversary following your 81st birthday.
• If proof of death and instructions regarding payment are not received by the Company within six months of the Owner’s date of death, the death benefit will equal the Contract Value as of the Valuation Date such proof of death and instructions are received by the Company.
• Certain withdrawals could significantly reduce or even terminate the benefit.
• Available if the Owner is age 79 or younger on the Contract Date.
• Available at Contract issue only.

Waiver of Withdrawal Charge	Provides a waiver of withdrawal charge in the event of your (1) total and permanent disability prior to age 65, (2) confinement to a nursing home, or (3) terminal illness.	0.05%
• Subject to a written physician’s statement acceptable to the Company or a certified Social Security finding of disability.
• We will recapture any Credit Enhancements, if applicable, credited during the 12 months preceding any withdrawal.
• You will receive no benefit from the disability portion of this rider (and the rider charge will remain the same) if you purchase the Contract with this rider after age 65.
• The benefit differs and is not available in certain states.
• Available at Contract issue only.

Alternate Withdrawal Charge (0 Year)	Makes available a shorter withdrawal charge schedule in lieu of the Contract’s 7-year withdrawal charge schedule.	0.70%	• Not available with the Fixed Account. • We may recapture any Credit Enhancement, if applicable, in the event of a full or partial withdrawal. • Available at Contract issue only.
Alternate Withdrawal Charge (4 Year)	Makes available a shorter withdrawal charge schedule in lieu of the Contract’s 7-year withdrawal charge schedule.	0.60%
• Not available with the Fixed Account.
• We may recapture any Credit Enhancement, if applicable, in the event of a full or partial withdrawal.
• Available at Contract issue only.
• If the 4 Year Alternate Withdrawal Charge Rider has not been approved in a particular state, the 3 Year Withdrawal Charge Rider is available for a fee or 0.40%.

4% Extra Credit	Provides a Credit Enhancement equal to 4% of Purchase Payments, which will be added to the Contract Value for each Purchase Payment made in the first Contract Year.	0.55%
• Credit Enhancements are only applied to Purchase Payments received in the first Contract Year.
• Not available with the Fixed Account.
• You may not select an Annuity Start Date prior to seven years from the effective date of the rider.
• Credit Enhancements are subject to recapture under certain circumstances.
• Available at Contract issue only.
• Available if the Owner is age 80 or younger on the Contract Date.

Name of Benefit	Purpose	Maximum Fee (as a percentage of Contract Value)	Brief Description of Restrictions/Limitations
Contract Loans	Provides the ability to borrow money under your Contract using the Contract Value as the only security for the loan.	5.16% plus total charges for riders selected (3.00% interest credited on loan amounts)
• Only permitted in connection with 403(b) Contracts and pursuant to the Employer plan or program.
• Not available in certain states.
• A loan must be taken and repaid prior to the Annuity Start Date.
• Subject to minimum and maximum loan amounts.
• The Fixed Account must be available under your Contract.
• Loans must be repaid within 5 years.
• You forego the investment experience of the Subaccounts and the Current Rate of interest on the Fixed Account on any loaned amounts.

Buying the Contract

Your initial Purchase Payment must be at least $10,000. Thereafter, you may choose the amount and frequency of Purchase Payments, except that the minimum subsequent Purchase Payment is $500 ($50 under the Automatic Investment Program). The Company will not accept without prior Company approval aggregate Purchase Payments in an amount that exceeds $1,000,000 under any variable annuity contract(s) issued by the Company for which you are an Owner and/or Joint Owner. Subsequent Purchase Payments under a Qualified Plan may be limited by the terms of the plan and provisions of the Internal Revenue Code. The Company has the right to refuse any Purchase Payment.
The Company will apply the initial Purchase Payment no later than the end of the second Valuation Date after the Valuation Date it is received by the Company, in good order. In this regard “good order” means that the Purchase Payment is preceded or accompanied by an application that contains sufficient information to establish an account and properly credit such Purchase Payment. Sometimes the Purchase Payment is not preceded by or accompanied by a complete application. If your application is incomplete, and the Company is unable to resolve the problem within five Valuation Dates, the Company will return your Purchase Payment unless we have obtained your consent to retain the Purchase Payment until the application is made complete. Otherwise, once we have received the Purchase Payment and the complete application, the Purchase Payment will be applied no later than the second Valuation Date after the Valuation Date the problem is resolved.
The Company will credit subsequent Purchase Payments received in good order as of the end of the Valuation Date on which they are received by the Company; however, subsequent Purchase Payments received at or after close of a Valuation Date (normally 3:00 p.m. Central time) will be effected at the Accumulation Unit value determined on the following Valuation Date.

Making Withdrawals: Accessing the Money in Your Contract

Full and Partial Withdrawals — An Owner may make a partial withdrawal of Contract Value, or surrender the Contract for its Withdrawal Value. A full or partial withdrawal, including a systematic withdrawal, may be taken from the Contract Value at any time while the Owner is living and before the Annuity Start Date.
A full or partial withdrawal request will be effective as of the end of the Valuation Period that it is received by the Company at its Administrative Office; however, if it is received on a Valuation Date at or after the close of a Valuation Date (normally 3:00 p.m. Central time), the withdrawal will be effected at the Accumulation Unit value determined on the following Valuation Date. In addition, a withdrawal will not be processed unless it is accompanied by a properly completed Withdrawal Request form (including the Owner’s signature and the written consent of any effective assignee or irrevocable beneficiary, if applicable).

The proceeds received upon a full withdrawal will be the Contract’s Withdrawal Value. The Withdrawal Value is equal to the Contract Value as of the end of the Valuation Period during which the withdrawal is processed, less any outstanding Contract Debt, any applicable withdrawal charges, any pro rata account administration charge, and any uncollected premium taxes. If the Extra Credit Rider is in effect, Contract Value will also be reduced by any Credit Enhancements that have not yet vested.
A partial withdrawal may be requested for a specified percentage or dollar amount of Contract Value. Each partial withdrawal must generally be at least $500. Partial withdrawals (including systematic withdrawals) will result in a payment of the amount specified in the partial withdrawal request less any applicable withdrawal charge, any premium tax charge and a percentage of any Credit Enhancements that have not yet vested. Alternatively, you may request these amounts be deducted from your remaining Contract Value, provided there is sufficient Contract Value available. No partial withdrawal will be processed which would result in the withdrawal of Contract Value from the Loan Account.
There may be tax implications when you take out money, and withdrawals may have a negative impact on certain benefits and guarantees that you may elect. Withdrawals may significantly reduce the value of or even terminate the benefit. Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.
Surrender and withdrawal payments will generally be mailed within seven days after we receive the request.

Additional Information About Fees

The following tables describe the fees and expenses that you will pay when buying, owning, surrendering, or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.
Transaction Expenses
Charge
Sales Load on Purchase Payments	None
Maximum Contingent Deferred Sales Charge (as a percentage of amount withdrawn attributable to Purchase Payments)	7%[1]
Transfer Fee (per transfer)	None
1 The amount of the contingent deferred sales charge is determined by reference to how long your Purchase Payments or Bonus Credits have been held under the Contract. Free withdrawals are available equal to (1) 10% of Purchase Payments, excluding any Credit Enhancements and/or Bonus Credits, in the first Contract Year, and (2) 10% of Contract Value as of the first Valuation Date of the Contract Year in each subsequent Contract Year.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Underlying Fund fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.

Annual Contract Expenses
Charge
Administration Expenses	$30[1]
Base Contract Expenses (as a percentage of average Contract Value[2]	1.00%
Optional Benefit Expenses (as a percentage of benefit base or other (e.g. average Contract Value))	2.00%
1 We call this the account administration charge in your Contract, as well as in other places in this prospectus. An account administration charge of $30 is deducted at each Contract Anniversary, and a pro rata account administration charge is deducted: (1) upon full withdrawal of Contract Value; (2) upon the Annuity Start Date if one of Annuity Options 1 through 4, 7 or 8 is elected; and (3) upon payment of a death benefit. The account administration charge will be waived if your Contract Value is $50,000 or more upon the date it is to be deducted. This fee is presented as part of the Base Contract Expenses in the section entitled “Important Information You Should Consider About Your Contract” earlier in this prospectus.
2    We call this charge the “Separate Account Annual Expenses” in your Contract as well as in other places in this prospectus. It is comprised of both an annual mortality and expense risk charge and an annual administration charge. The mortality and expense risk charge portion, which is 0.85%, is reduced for larger Contract Values as follows: Less than $25,000 – 0.85%; At least $25,000 but less than $100,000 – 0.70%; $100,000 or more – 0.60%. Any mortality and expense risk charge above the minimum charge of 0.60% is deducted from your Contract Value on a monthly basis. During the Annuity Period, the annual mortality and expense risk charge is 1.25% for Annuity Options 1 through 4, 7 and 8, in lieu of the amounts described above, and is deducted daily.

Optional Rider Expenses*
Riders Available For Purchase With The Contract
Annual Stepped Up Death Benefit	0.20%
4% Extra Credit[1]	0.55%
Waiver of Withdrawal Charge	0.05%
Alternate Withdrawal Charge (0-Year)	0.70%
Alternate Withdrawal Charge (4-Year)[2]	0.60%[3]
*     If you purchase any optional riders, the charge will be deducted from your Contract Value. (See the applicable rider charges in the table above.) Total rider charges cannot exceed 2.00% of Contract Value for riders elected prior to February 1, 2010 (1.00% for Contracts issued prior to June 19, 2006 with a 0‑Year Alternate Withdrawal Charge Rider).
1 The Company will deduct the charge for this rider during the seven-year period beginning on the Contract Date.
2 If the 4-Year Alternate Withdrawal Charge Rider has not been approved in a state, a 3-Year Alternate Withdrawal Charge Rider is available for a charge of 0.40%.
3 The charge for the 4-year Alternate Withdrawal Charge Rider is 0.60% if the Company issues your rider on or after January 1, 2005. However, if the Company issued your rider prior to that date, the charge is 0.55%.

The next table below shows the minimum and maximum total operating expenses charged by the Underlying Funds you may pay periodically during the time that you own the Contract. A complete list of Underlying Funds available under the Contract, including their annual expenses, may be found in Appendix A at the back of this prospectus.

Annual Underlying Fund Expenses
	Minimum	Maximum
Annual Underlying Fund Expenses (expenses deducted from Underlying Fund assets include management fees, distribution (12b-1) fees, service fees and other expenses)[1]	0.61%	3.52%
Net Annual Underlying Fund Expenses (after contractual waivers/reimbursements)[2]	0.60%	3.47%
1     The maximum expenses above represent the total annual operating expenses of that Underlying Fund with the highest total operating expenses for the one-year period ended December 31, 2020, and the minimum expenses represent the total annual operating expenses of that Underlying Fund with the lowest total operating expenses for the one-year period ended December 31, 2020 Gross Annual Underlying Fund Operating Expenses do not take into account any voluntary or contractual expense waivers or reimbursements

Current and future total operating expenses of the Underlying Funds could be higher or lower than those shown in the table.

2     Certain of the Underlying Funds have entered into contractual expense waiver or reimbursement arrangements that reduce fund expenses during the period of the arrangement. These arrangements vary in length, and are in place at least through April 30, 2021.

Examples
These Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Owner transaction expenses, Annual Contract Expenses, and Underlying Fund fees and expenses.
The Examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and you elect the most expensive combination of optional benefits available for an additional charge. The first Example assumes the most expensive Annual Underlying Fund Operating Expenses. The second Example assumes the least expensive Annual Underlying Fund Operating Expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
Based on Most Expensive Underlying Fund Operating Expenses	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period	$6,189.63	$18,387.34	$30,346.93	$59,376.97
If you do not surrender or if you annuitize your Contract at the end of the applicable time period.	$6,189.63	$18,387.34	$30,346.93	$59,376.97

Based on the Least Expensive Underlying Fund Operating Expenses	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period	$3,224.54	$ 9,861.44	$16,756.87	$34,624.22
If you do not surrender or if you annuitize your Contract at the end of the applicable time period	$3,224.54	$ 9,861.44	$16,756.87	$34,624.22

APPENDIX A
Underlying Funds Available Under the Contract

The following is a list of Underlying Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at www.securitybenefit.com. You can also request this information at no cost by calling 1-800-888-2461 or by sending an email request to [                          ].
The current expenses and performance information below reflect fees and expenses of the Underlying Funds, but do not reflect the other fees and expenses that your Contract may charge, such as [   ]. Expenses would be higher and performance would be lower if these other charges were included. Each Underlying Fund’s past performance is not necessarily an indication of future performance.
Investment Type	Fund	Adviser/ Sub-Adviser	Current Expense Ratio[1]	Average Annual Total Returns (as of 12/31/2020)
				1 Year	5 Year	10 Year
AB Variable Products Series Fund, Inc.
Global Allocation	AB VPS Dynamic Asset Allocation – Class B	Adviser: AllianceBernstein L.P.
Mid Cap Value	AB VPS Small/Mid Cap Value – Class B	Adviser: AllianceBernstein L.P.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Mid Cap Growth	Invesco Oppenheimer V.I. Discovery Mid Cap Growth – Series II	Adviser: Invesco Advisers, Inc.
Global Equity	Invesco Oppenheimer V.I. Global Fund – Series II	Adviser: Invesco Advisers, Inc.
Small Cap Blend	Invesco Oppenheimer V.I. Main Street Small Cap Fund – Series II	Adviser: Invesco Advisers, Inc.
Intermediate Term Bond	Invesco Oppenheimer V.I. Total Return Bond Fund – Series II	Adviser: Invesco Advisers, Inc.
Large Cap Value	Invesco V.I. Comstock – Series II	Adviser: Invesco Advisers, Inc.
Balanced/Asset Allocation	Invesco V.I. Equity and Income – Series II	Adviser: Invesco Advisers, Inc.
Specialty-Sector	Invesco V.I. Global Real Estate – Series I	Adviser: Invesco Advisers, Inc. Sub-Adviser: Invesco Asset Management Limited
Money Market	Invesco V.I. Government Money Market – Series II	Adviser: Invesco Advisers, Inc.
Government Bond	Invesco V.I. Government Securities – Series II	Adviser: Invesco Advisers, Inc.
Specialty-Sector	Invesco V.I. Health Care – Series I	Adviser: Invesco Advisers, Inc.
International Equity	Invesco V.I. International Growth – Series II	Adviser: Invesco Advisers, Inc.
Mid Cap Blend	Invesco V.I. Mid Cap Core Equity – Series II	Adviser: Invesco Advisers, Inc.
Large Cap Value	Invesco V.I. Value Opportunities – Series II	Adviser: Invesco Advisers, Inc.
ALPS Variable Investment Trust
Asset Allocation/ Lifestyle	Morningstar Aggressive Growth ETF Asset Allocation Portfolio – Class II	Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC

Investment Type	Fund	Adviser/ Sub-Adviser	Current Expense Ratio[1]	Average Annual Total Returns (as of 12/31/2020)
				1 Year	5 Year	10 Year
ALPS Variable Investment Trust
Asset Allocation/ Lifestyle	Morningstar Balanced ETF Asset Allocation Portfolio – Class II	Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC
Asset Allocation/ Lifestyle	Morningstar Conservative ETF Asset Allocation Portfolio – Class II	Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC
Asset Allocation/ Lifestyle	Morningstar Growth ETF Asset Allocation Portfolio – Class II	Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC
Asset Allocation/ Lifestyle	Morningstar Income and Growth ETF Asset Allocation Portfolio – Class II	Adviser: ALPS Advisors, Inc. Sub-Adviser: Morningstar Investment Management LLC
American Century Variable Portfolios, Inc.
Mid Cap Value	American Century VP Mid Cap Value[2] – Class II	Adviser: American Century Investment Management, Inc.
Large Cap Growth	American Century VP Ultra® – Class II	Adviser: American Century Investment Management, Inc.
Large Cap Value	American Century VP Value – Class II	Adviser: American Century Investment Management, Inc.
American Funds Insurance Series
Balanced/Asset Allocation	American Funds IS® Asset Allocation – Class 4	Adviser: Capital Research and Management Company
Global Bond	American Funds IS® Capital World Bond – Class 4	Adviser: Capital Research and Management Company
Global Equity	American Funds IS® Global Growth – Class 4	Adviser: Capital Research and Management Company
Large Cap Blend	American Funds IS® Growth-Income – Class 4	Adviser: Capital Research and Management Company
International Equity	American Funds IS® International – Class 4	Adviser: Capital Research and Management Company
Emerging Markets	American Funds IS® New World – Class 4	Adviser: Capital Research and Management Company
BlackRock Variable Series Funds, Inc.
Large Cap Value	BlackRock Equity Dividend V.I. – Class 3	Adviser: BlackRock Advisors, LLC
Global Allocation	BlackRock Global Allocation V.I. – Class 3	Adviser: BlackRock Advisors, LLC
BlackRock Variable Series Funds II, Inc.
High Yield Bond	BlackRock High Yield V.I. – Class 3	Adviser: BlackRock Advisors, LLC Sub-Adviser: BlackRock International Limited
BNY Mellon Investment Portfolios
Mid Cap Blend	BNY Mellon IP MidCap Stock – Service Class	Adviser: BNY Mellon Investment Adviser, Inc.
Small Cap Blend	BNY Mellon IP Small Cap Stock Index – Service Class	Adviser: BNY Mellon Investment Adviser, Inc.

Investment Type	Fund	Adviser/ Sub-Adviser	Current Expense Ratio[1]	Average Annual Total Returns (as of 12/31/2020)
				1 Year	5 Year	10 Year
BNY Mellon Investment Portfolios
Specialty-Sector	BNY Mellon IP Technology Growth – Service Class	Adviser: BNY Mellon Investment Adviser, Inc.
BNY Mellon Variable Investment Fund
Large Cap Blend	BNY Mellon VIF Appreciation – Service Class	Adviser: BNY Mellon Investment Adviser, Inc. Sub-Adviser: Fayez Sarofim & Co.
Franklin Templeton Variable Insurance Products Trust
Balanced/Asset Allocation	Franklin Allocation VIP Fund – Class 4	Adviser: Franklin Advisers, LLC Sub-Adviser: Templeton Global Advisors Limited; Franklin Templeton Institutional, LLC
Balanced/Asset Allocation	Franklin Income VIP Fund – Class 2	Adviser: Franklin Advisers, Inc.
Global Equity	Franklin Mutual Global Discovery VIP Fund – Class 2	Adviser: Franklin Mutual Advisers, LLC
Small Cap Value	Franklin Small Cap Value VIP Fund – Class 2	Adviser: Franklin Mutual Advisers, LLC
Multi-Sector Bond	Franklin Strategic Income VIP Fund – Class 2	Adviser: Franklin Advisers, Inc.
Emerging Markets	Templeton Developing Markets VIP Fund – Class 2	Adviser: Templeton Asset Management Ltd Sub-Adviser: Franklin Templeton Investment Management Limited
Global Bond	Templeton Global Bond VIP Fund – Class 2	Adviser: Franklin Advisers, Inc.
Guggenheim Variable Funds Trust
Multi Cap Value	Guggenheim VIF All Cap Value	Adviser: Security Investors, LLC
Specialty	Guggenheim VIF Alpha Opportunity	Adviser: Security Investors, LLC
Floating Rate Bond	Guggenheim VIF Floating Rate Strategies	Adviser: Guggenheim Partners Investment Management, LLC
High Yield Bond	Guggenheim VIF High Yield	Adviser: Security Investors, LLC
Large Cap Value	Guggenheim VIF Large Cap Value	Adviser: Security Investors, LLC
Balanced/Asset Allocation	Guggenheim VIF Managed Asset Allocation	Adviser: Security Investors, LLC
Small Cap Value	Guggenheim VIF Small Cap Value	Adviser: Security Investors, LLC
Mid Cap Value	Guggenheim VIF SMid Cap Value	Adviser: Security Investors, LLC
Large Cap Blend	Guggenheim VIF StylePlus Large Core	Adviser: Security Investors, LLC
Large Cap Growth	Guggenheim VIF StylePlus Large Growth	Adviser: Security Investors, LLC
Mid Cap Growth	Guggenheim VIF StylePlus Mid Growth	Adviser: Security Investors, LLC
Small Cap Growth	Guggenheim VIF StylePlus Small Growth	Adviser: Security Investors, LLC
Intermediate Term Bond	Guggenheim VIF Total Return Bond	Adviser: Security Investors, LLC

Investment Type	Fund	Adviser/ Sub-Adviser	Current Expense Ratio[1]	Average Annual Total Returns (as of 12/31/2020)
				1 Year	5 Year	10 Year
Guggenheim Variable Funds Trust
Global Equity	Guggenheim VIF World Equity Income	Adviser: Security Investors, LLC
Ivy Variable Insurance Portfolios
Global Allocation	Ivy VIP Asset Strategy	Adviser: Ivy Investment Management Company
Janus Aspen Series
Mid Cap Growth	Janus Henderson VIT Enterprise – Service Class	Adviser: Janus Capital Management, LLC
Large Cap Growth	Janus Henderson VIT Research – Service Class	Adviser: Janus Capital Management, LLC
JPMorgan Insurance Trust
Intermediate Term Bond	JPMorgan Insurance Trust Core Bond Portfolio – Class 2	Adviser: J.P. Morgan Investment Management Inc.
Legg Mason Partners Variable Equity Trust
Large Cap Growth	ClearBridge Variable Aggressive Growth – Class II	Adviser: Legg Mason Partners Fund Advisor, LLC Sub-Adviser: ClearBridge Investments, LLC
Small Cap Growth	ClearBridge Variable Small Cap Growth – Class I	Adviser: Legg Mason Partners Fund Advisor, LLC Sub-Adviser: ClearBridge Investments, LLC
Legg Mason Partners Variable Income Trust
High Yield Bond	Western Asset Variable Global High Yield Bond – Class II
Adviser:  Legg Mason Partners Fund Advisor, LLC
Sub-Adviser:  Western Asset Management Company, LLC; Western Asset Manage-ment Company Limited (London); and Western Asset Management Company Pte. Ltd. (Singapore)

Lord Abbett Series Fund, Inc.
Multi-Sector Bond	Lord Abbett Series Bond-Debenture VC – Class VC	Adviser: Lord, Abbett & Co. LLC
Small Cap Growth	Lord Abbett Series Developing Growth VC – Class VC	Adviser: Lord, Abbett & Co. LLC
MFS Variable Insurance Trust
Balanced/Asset Allocation	MFS® VIT Total Return – Service Class	Adviser: Massachusetts Financial Services Company
Specialty-Sector	MFS® VIT Utilities – Service Class	Adviser: Massachusetts Financial Services Company
MFS Variable Insurance Trust II
International Equity	MFS® VIT II Research International – Service Class	Adviser: Massachusetts Financial Services Company
Morgan Stanley Variable Insurance Fund, Inc.
Emerging Markets	Morgan Stanley VIF Emerging Markets Equity – Class II	Adviser: Morgan Stanley Investment Management, Inc. Sub-Adviser: Morgan Stanley Investment Management Company

Investment Type	Fund	Adviser/ Sub-Adviser	Current Expense Ratio[1]	Average Annual Total Returns (as of 12/31/2020)
				1 Year	5 Year	10 Year
Neuberger Berman Advisers Management Trust
Specialty	Neuberger Berman AMT Sustainable Equity – Class S	Adviser: Neuberger Berman Investment Advisers LLC
PIMCO Variable Insurance Trust
Specialty	PIMCO VIT All Asset – Administrative Class	Adviser: Pacific Investment Management Company LLC Sub-Adviser: Research Affiliates
Specialty-Sector	PIMCO VIT CommodityRealReturn Strategy – Administrative Class	Adviser: Pacific Investment Management Company LLC
Emerging Markets Bond	PIMCO VIT Emerging Markets Bond – Advisor Class	Adviser: Pacific Investment Management Company LLC
International Bond	PIMCO VIT International Bond Portfolio (U.S. Dollar-Hedged) – Administrative Class	Adviser: Pacific Investment Management Company LLC
Short Term Bond	PIMCO VIT Low Duration – Administrative Class	Adviser: Pacific Investment Management Company LLC
Inflation-Protected Bond	PIMCO VIT Real Return – Administrative Class	Adviser: Pacific Investment Management Company LLC
Intermediate Term Bond	PIMCO VIT Total Return – Advisor Class	Adviser: Pacific Investment Management Company LLC
Putnam Variable Trust
Small Cap Value	Putnam VT Small Cap Value – Class IB	Adviser: Putnam Investment Management, LLC
Royce Capital Fund
Small Cap Blend	Royce Micro-Cap – Investment Class	Adviser: Royce & Associates, LP
Rydex Variable Trust
Specialty	Guggenheim VIF Global Managed Futures Strategy	Adviser: Security Investors, LLC
Specialty	Guggenheim VIF Long Short Equity	Adviser: Security Investors, LLC
Specialty	Guggenheim VIF Multi-Hedge Strategies	Adviser: Security Investors, LLC
T. Rowe Price Equity Series, Inc.
Specialty-Sector	T. Rowe Price Health Sciences – Class II	Adviser: T. Rowe Price Associates, Inc.
Variable Insurance Products Fund
Large Cap Value	Fidelity® VIP Equity-Income – Service Class 2	Adviser: Fidelity Management & Research Company LLC
High Yield Bond	Fidelity® VIP High Income – Service Class 2	Adviser: Fidelity Management & Research Company LLC
International Equity	Fidelity® VIP Overseas – Service Class 2	Adviser: Fidelity Management & Research Company LLC
Variable Insurance Products Fund III
Large Cap Growth	Fidelity® VIP Growth & Income – Service Class 2	Adviser: Fidelity Management & Research Company LLC

Investment Type	Fund	Adviser/ Sub-Adviser	Current Expense Ratio[1]	Average Annual Total Returns (as of 12/31/2020)
				1 Year	5 Year	10 Year
Variable Insurance Products Fund III
Large Cap Growth	Fidelity® VIP Growth Opportunities – Service Class 2	Adviser: Fidelity Management & Research Company LLC
1 Certain Investment Portfolios and their investment advisers have entered into temporary expense reimbursement and/or fee waivers. Please see the Investment Portfolios’ prospectuses for additional information regarding these arrangements
2 This fund is no longer available for new transfers.

Optional Rider Investment Restrictions

If you have elected one of the optional riders listed in the table below, your Contract is subject to investment allocation restrictions. Depending on the optional benefits you choose, you may not be able to invest in certain Underlying Funds or the Fixed Account. In addition, other investment restrictions may apply, as shown below.
Riders Currently Available
Rider	Investment Restrictions
Extra Credit at 4%	Fixed Account not available as an investment option
0-Year or 4-Year Alternate Withdrawal Charge	Fixed Account not available as an investment option

The prospectus and Statement of Additional Information (SAI) are parts of the registration statement filed with the Securities and Exchange Commission (SEC) and contain additional important information about the Contract. The Prospectus and SAI are incorporated herein by reference, which means they are legally a part of this Initial Summary Prospectus.
The SAI may be obtained, free of charge, from us in the same manner as the Prospectus, as described on the front page of this Summary Prospectus.
The SEC maintains a website (http://www.sec.gov) that contains the registration statement, material incorporated by reference, and other information regarding companies that file electronically with the SEC. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

EDGAR Contract Identifier C000029048